SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OCEAN SHORE HOLDING CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OCEAN SHORE HOLDING CO.

1001 Asbury Avenue

Ocean City, New Jersey 08226

(609) 399-0012

Notice of 2008 Annual Meeting of Stockholders

TIME AND DATE	8:30 a.m. on Wednesday, May 21, 2008

PLACE	The Flander’s Hotel 719 East 11th Street Ocean City, NJ 08226-3327

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008.

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 27, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Kim M. Davidson

Corporate Secretary

April 4, 2008

OCEAN SHORE HOLDING CO.

PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Ocean Shore Holding Co. for the 2008 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ocean Shore Holding Co as “Ocean Shore Holding,” the “Company,” “we,” “our” or “us.”

Ocean Shore Holding is the holding company for Ocean City Home Bank. In this proxy statement, we may also refer to Ocean City Home Bank as “Ocean City Home” or the “Bank.”

We are holding the 2008 annual meeting at The Flander’s Hotel located at 719 East 11th Street, Ocean City, New Jersey on May 21, 2008 at 8:30 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 4, 2008.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote the shares of Ocean Shore Holding common stock that you owned as of the close of business on March 27, 2008. As of the close of business on March 27, 2008, a total of 8,336,355 shares of Ocean Shore Holding common stock were outstanding, including 4,761,000 shares of common stock held by OC Financial MHC. Each share of common stock has one vote.

The Company’s charter provides that, until December 21, 2009, record holders of the Company’s common stock, other than OC Financial MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Ocean Shore Holding in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•

Indirectly in the Ocean Shore Holding Co. Stock Fund of our 401(k) Plan, the Ocean City Home Bank Employee Stock Ownership Plan (the “ESOP”), or the trust that holds restricted stock awards issued to directors and employees under our 2005 Equity Incentive Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ocean Shore Holding common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required.

Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner. The election of directors and the ratification of Deloitte & Touche LLP as our independent accounting firm for 2008 are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Board of Directors of Ocean Shore Holding is sending you this proxy statement for the purpose of requesting that you allow your shares of Ocean Shore Holding common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Ocean Shore Holding common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Ocean Shore Holding common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Bank’s ESOP or 401(k) Plan

If you participate in the Ocean City Home Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Ocean City Home Bank Savings and Investment Plan (“401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Ocean Shore Holding Co. Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is May 12, 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of seven members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Brady, who is President and Chief Executive Officer of Ocean Shore Holding and Ocean City Home. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Frederick G. Dalzell, Samuel R. Young, Sylva A. Bertini and John L. Van Duyne, Jr.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of December 31, 2007. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. The Board’s Audit/Compliance, Compensation, and Nominating/Corporate Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of our Web site (www.ochome.com).

Director	Audit/ Compliance Committee		Compensation Committee		Nominating/ Corporate Governance Committee
Sylva A. Bertini	X		X		X	*
Steven E. Brady
Frederick G. Dalzell, MD	X	*	X		X
John L. Van Duyne, Jr.	X		X	*	X
Christopher J. Ford	X		X		X
Robert A. Previti, Ed.D	X		X		X
Samuel R. Young	X		X		X
Number of Meetings in 2007	4		2		2

*	Denotes Chairperson

Audit/Compliance Committee

The Audit/Compliance Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that the Audit/Compliance Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that appointment of a new director to the Board of Directors and to the Audit/Compliance Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit/Compliance Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit/Compliance Committee’s responsibilities.

Compensation Committee

The Compensation Committee is responsible for all matters regarding the Company’s and the Bank’s employee compensation and benefit programs. The Compensation Committee reviews all compensation components for the Company’s CEO and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions. We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. However, our Human Resources department utilizes survey data provided by LR Weber and Associates when evaluating the competitiveness of our base compensation and cash bonus program. Our CEO, in conjunction with representatives of our Human Resources department, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The CEO meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our CEO does not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of his compensation.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Ocean Shore Holding and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; the experience, skills and contributions that the existing director brings to the board; and independence.

Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of Ocean City Home Bank’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
Sylva A. Bertini	$38,500	$17,864	$10,511	$8,805	$5,750	$81,430
Frederick G. Dalzell	38,800	17,864	10,511	52	4,750	71,977
Christopher K. Ford	38,200	17,864	10,511	650	4,750	71,975
Robert A. Previti	38,800	17,864	10,511	11	4,750	71,936
John L. Van Duyne, Jr.	38,800	17,864	10,511	2,606	4,750	74,531
Samuel R. Young	38,500	17,864	10,511	5,761	5,750	78,386

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding restricted stock awards for each director. The amounts were calculated based upon the Company’s stock price of $11.60 on the date of grant. No restricted stock awards were made to non-employee directors in 2007. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2007, each non-employee director had 4,620 unvested shares of restricted stock.

(footnotes continue on the following page)

(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the non-employee directors. No options were awarded to non-employee directors in 2007. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For information on the assumptions used to compute the fair value, see Note 15 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. At December 31, 2007, each non-employee director had 8,600 vested stock options and 12,900 unvested stock options.
(3)	Represents the portion of nonqualified deferred compensation earnings under Ocean City Home’s cash-based Directors’ Deferred Compensation Plan which were above-market. Under the cash-based plan, a declared rate is established by the Board as of January 1 of each year that is two percentage points over the prime rate as published in the Wall Street Journal and interest at such rate is credited to director deferrals for that year. Ocean City Home also maintains a stock-based deferral plan under which deferrals are invested in units representing shares of Company common stock. No dividends were paid on such shares in 2007.
(4)	Includes a $3,750 bonus payment to each director based on the Bank’s performance. The remainder of each director’s “All Other Compensation” amount represents health care expense reimbursements.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on the Bank’s Board of Directors during 2008. Neither Ocean Shore Holding nor OC Financial MHC pays any fees to its directors.

Annual Retainer	$25,000

Fee per Board Meeting:
Regular Meeting	700
Special Meeting	700
Fee per Committee Meeting:	300

In addition to the above fees, the Bank’s Board of Directors may also receive a discretionary bonus depending on the profitability of the Bank.

Ocean City Home maintains a Director and Executive Life Insurance Plan that provides directors with death benefits for their designated beneficiaries. Under the terms of the plan, Ocean City Home is the owner of several life insurance policies under which participating directors are insured. All participants are entitled to a $50,000 lump sum death payment.

Board and Committee Meetings

During the year ended December 31, 2007, the Boards of Directors of the Company and the Bank each held 12 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2007.

Director Attendance at Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2007 annual meeting of stockholders.

Code of Ethics and Business Conduct

Ocean Shore Holding has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and

Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

AUDIT RELATED MATTERS

Report of the Audit/Compliance Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company’s internal controls and financial reporting on behalf of the Board of Directors.

In this context, the Audit/Compliance Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit/Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit/Compliance Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit/Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit/Compliance Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008.

Audit/Compliance Committee of the Board of Directors

of Ocean Shore Holding Co.

Frederick G. Dalzell (Chairman)	John L. Van Duyne, Jr.
Sylva A. Bertini	Samuel R. Young
Robert A. Previti	Christopher J. Ford

Auditor Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2007 and 2006 by Deloitte & Touche LLP:

	2007		2006
Audit fees(1)	$164,930		$156,900
Audit related fees	14,300	(2)	9,800	(2)
Tax fees	—		—
All other fees	—		—

(1)	Includes fees for the financial statement audit and the audit of internal controls over financial reporting and quarterly reviews.
(2)	Represents fees paid in connection with the auditor’s out-of-pocket expenses and the audit of tax changes due to BOLI policy revision.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit/Compliance Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of predictable or recurring service.

During the year ended December 31, 2007, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table provides information as of February 29, 2008 about the persons known to Ocean Shore Holding to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
OC Financial MHC 1001 Asbury Avenue Ocean City, New Jersey 08226	4,761,000		57.04%

Hovde Capital Advisors LLC Eric D. Hovde Steven D. Hovde 1826 Jefferson Place, N.W. Washington, D.C. 20036	840,559	(1)	10.07%

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2007.

The following table provides information as of February 29, 2008 about the shares of Ocean Shore Holding common stock that may be considered to be beneficially owned by each director, each executive officer named in the summary compensation table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 4.92% of our outstanding common stock as of February 29, 2008. Each director and named executive officer owned less than 1% of our outstanding common stock as of that date, except for Steven E. Brady, who owned 1.21%.

Name	Common Stock(1)		Options Exercisable Within 60 Days	Total
Directors
Sylva A. Bertini	19,093		8,600	27,693
Steven E. Brady	60,815	(2)	40,800	101,615
Frederick G. Dalzell, MD	28,607	(3)	8,600	37,207
John L. Van Duyne, Jr.	19,609		8,600	28,209
Christopher J. Ford	12,765		8,600	21,365
Robert A. Previti, Ed.D	16,144	(4)	8,600	24,744
Samuel R. Young	13,944	(5)	8,600	22,544
Named Executive Officers Who Are Not Also Directors
Kim M. Davidson	26,024	(6)	4,900	30,924
Anthony J. Rizzotte	32,666	(7)	5,400	38,066
All directors and executive officers as a group (14 persons)	298,191		118,400	416,591

(footnotes on the following page)

(1)	This column includes the following:

	Shares of Restricted Stock Held in Trust	Shares Held Pursuant to Deferred Compensation Plan	Shares Allocated Under Ocean City Home Bank ESOP	Shares Held in Trust in the Ocean City Home Bank 401(k) Plan
Ms. Bertini	4,620	—	—	—
Mr. Brady	25,740	3,313	3,680	16,768
Mr. Dalzell	4,620	2,360	—	—
Mr. Van Duyne, Jr.	4,620	13,113	—	—
Mr. Ford	4,620	4,064	—	—
Mr. Previti	4,620	1,571	—	—
Mr. Young	4,620	—	—	—
Ms. Davidson	8,880	1,292	1,856	12,172
Mr. Rizzotte	10,800	2,534	3,126	11,134

(2)	Includes 1,795 shares held in trust as part of the Supplemental Executive Retirement Plan, with respect to which Mr. Brady has shared voting power.
(3)	Includes 3,900 shares held by Dr. Dalzell’s spouse and 15,000 shares held by a limited liability company in which Dr. Dalzell has sole voting power.
(4)	Includes 100 shares held by Dr. Previti’s son.
(5)	Includes 1,000 shares held by Mr. Young’s spouse.
(6)	Includes 300 shares held jointly with Mrs. Davidson’s spouse.
(7)	Includes 2,068 shares that are pledged as security for a loan.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1—Election of Directors

The Company’s Board of Directors currently consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Sylva A. Bertini, Christopher J. Ford and John L. Van Duyne, Jr. All of the nominees are currently directors of Ocean Shore Holding and Ocean City Home.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2007. The indicated period of service as a director includes the period of service as a director of Ocean City Home.

Board Nominees for Terms Ending in 2011

Sylva A. Bertini retired as Vice President of Ocean City Home Bank in March 2000. Age 71. Director since 2000.

Christopher J. Ford is a scout for the Philadelphia 76’ers basketball team. He served as the Philadelphia 76’ers interim head basketball coach from February 2004 until April 2004 and as an assistant coach from July 2003 until February 2004. Mr. Ford was the head coach for the Brandeis University men’s basketball team from October 2000 until June 2004. He also has served as head coach of the Boston Celtics and the Milwaukee Bucks and had a 10-year career as a player in the National Basketball Association. Director since 2004. Age 58.

John L. Van Duyne, Jr. is an officer and owner of Van Duyne Builders, Inc. Mr. Van Duyne, Jr. is also an officer and part owner of Van Duyne & Bruin, LLC. Age 55. Director since 1999.

Directors with Terms Ending in 2009

Frederick G. Dalzell, MD is an orthopedic surgeon at Atlantic Shore Orthopedic Associates. Age 55. Director since 2000.

Robert A. Previti, Ed.D. is the school superintendent for the Brigantine Board of Education. Age 54. Director since 2000.

Directors with Terms Ending in 2010

Steven E. Brady has been the President and Chief Executive Officer of Ocean City Home Bank since 1991 and the President of OC Financial MHC and Ocean Shore Holding since their formation in 1998. Age 54. Director since 1991.

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated health and fitness clubs. Mr. Young is also a Captain/Unit Commanding Officer in the United States Navy Reserves. Age 48. Director since 2004.

Item 2—Ratification of the Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to ratification by stockholders. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit/Compliance Committee will consider other independent registered public accounting firms.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2007. These three officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Steven E. Brady	2007	$355,000	$60,000	$99,528	$50,245	$64,191	$628,964
President and CEO	2006	340,000	60,000	99,528	70,099	47,812	617,439

Anthony J. Rizzotte	2007	190,000	20,000	41,760	6,807	35,421	293,988
Exec. Vice President	2006	185,000	20,000	41,760	9,278	41,140	297,178

Kim M. Davidson	2007	135,000	15,000	34,336	7,708	22,595	214,639
Exec. Vice President	2006	120,000	15,000	34,336	7,793	20,932	198,061

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based upon the Company’s stock price of $11.60 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the named executive officers. The grant date fair value for options granted in 2007 was $2.098. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For further information on the assumptions used to compute the fair value, see Note 15 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

Employment Agreements. Ocean Shore Holding and Ocean City Home have entered into an employment agreement with Steven E. Brady. The employment agreement was entered into effective December 21, 2004 and had an initial term of three years. On each anniversary of the date of the agreement the board of directors may extend the agreement for an additional year, unless Mr. Brady elects not to extend the term. As a result of extensions approved by the board of directors, Mr. Brady’s employment agreement currently has a term through December 21, 2010. Under the agreement, Mr. Brady will serve as the President and Chief Executive Officer. Among other things, the agreement provides for a base salary, which for 2007 was $355,000, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement provides that if the Company or the Bank discontinues the type or level of health coverage provided to Mr. Brady as of the effective date of the agreement, the Bank, at Mr. Brady’s election, will continue to provide him with such health coverage through an executive carve-out plan. The maximum that the Company would be obligated to pay under the carve-out plan is $14,950, subject to an annual 20% increase beginning January 1, 2009.

Under the terms of his employment agreement, Mr. Brady is subject to a one year non-compete if he terminates his employment for good reason (as defined in the agreement) or he is terminated without cause (as defined in the agreement).

See “Retirement Benefits” and “Other Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Brady may receive under his employment agreement upon his retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Steven E. Brady	40,800	(1)	61,200	(1)	$11.60	8/10/2015	25,740	$254,826
			4,500	(3)	$9.95	11/20/2017

Anthony J. Rizzotte	5,400	(1)	8,100	(1)	$11.60	8/10/2015	10,800	$106,920
			2,458	(3)	$9.95	11/20/2017

Kim M. Davidson	4,400	(1)	6,600	(1)	$11.60	8/10/2015	8,880	$87,912
	500	(2)	2,000	(2)	$13.00	11/21/2016
			3,500	(3)	$9.95	11/20/2017

(1)	These stock options vest at the rate of 20% per year; 20% vested each year on August 10, 2006 and 2007 with remaining vesting to occur on August 10, 2008, 2009 and 2010.
(2)	These stock options vest at the rate of 20% per year; 20% vested on November 21, 2007 with remaining vesting to occur on November 21, 2008, 2009, 2010 and 2011.
(3)	These stock options vest at the rate of 20% per year, with vesting dates of November 20, 2008, 2009, 2010, 2011 and 2012.
(4)	These restricted stock grants vest at the rate of 20% per year; 20% vested each year on August 10, 2006 and 2007 with remaining vesting to occur on August 10, 2008, 2009 and 2010.
(5)	Based upon the Company’s closing stock price of $9.90 on December 31, 2007.

Retirement Benefits

Ocean City Home maintains salary continuation agreements with Messrs. Brady and Rizzotte to provide the executives with additional compensation at retirement or upon termination of employment by reason of death or disability. Messrs. Brady and Rizzotte are entitled to an annual benefit for a period of 15 years of $221,831 and $114,489, respectively, upon normal retirement at or after age 60. A reduced benefit is payable if the executive retires prior to age 60. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries. Benefits payable under the salary continuation agreements are reduced by any benefits paid under the executives’ split dollar life insurance agreements.

Mr. Brady’s employment agreement provides that if he terminates employment at or after attaining age 60 for any reason other than cause, the Bank will continue health insurance coverage for Mr. Brady and his spouse until they both reach age 65. After that, the Bank will fund the cost of Medicare supplement coverage for Mr. Brady and his spouse for the remainder of their respective lives.

The Bank maintains a Stock-Based Deferred Compensation Plan under which named executive officers may defer a discretionary bonus awarded to them upon meeting certain performance benchmarks established by the Board. The executive’s account balance under the plan will be distributed to the executive following the executive’s termination of service in either a lump sum or over a period of years, as elected by the executive.

Ocean City Home also maintains a supplemental executive retirement plan which provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) plan. Ocean City Home’s Board of Directors has designated Mr. Brady to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brady at the same time benefits are paid under the employee stock ownership plan and 401(k) plan.

Other Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. Mr. Brady’s employment agreement contains a narrow definition of cause for which Mr. Brady’s employment may be terminated. If Mr. Brady is terminated for cause, he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Payments Made Upon Termination without Cause or for Good Reason. If Mr. Brady voluntarily terminates his employment under circumstances that would not constitute good reason (as defined in his employment agreement), he will be entitled to receive his base salary for a period of four months and will be subject to a non-compete agreement for that four month period. Mr. Brady’s employment agreement provides that if we choose to terminate his employment for reasons other than for cause, or if Mr. Brady resigns after specified circumstances that would constitute good reason, Mr. Brady will be entitled to receive an amount equal to his base salary due for the remaining term of his agreement, along with the contributions that would have been made on his behalf during the remaining term of his agreement to any of our employee benefit plans. We also will continue and/or pay for Mr. Brady’s life, health and dental coverage for the remaining term of his employment agreement. If Mr. Brady voluntarily terminates his employment agreement for good reason, he will be subject to a one year non-compete agreement.

Payments Made Upon Disability. Under Mr. Brady’s employment agreement, if he becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of: (i) the date he returns to full employment with us, (ii) his death, (iii) attainment of age 65, or (iv) the date his employment agreement would have terminated had his employment not terminated because of disability. All disability payments would be reduced by the amount of any disability benefits payable under our disability plans. In addition, Mr. Brady would continue to be covered to the greatest extent possible under all benefit plans in which he participated prior to his disability as if he were actively employed by us.

Under their salary continuation agreements, if Mr. Brady or Rizzotte terminates employment prior to age 60 as a result of a disability, the Bank will deposit into a trust for the benefit of the executive the amount that has been or should have been accrued on Bank’s financial statements, whichever is greater, with respect to the Bank’s obligations under the agreement. If the executive remains disabled as of age 60 and the assets of the trust are insufficient to provide the executive with the annual benefit due to the executive following retirement at that age, the Bank will contribute an additional amount to the trust that, when combined with the existing assets of the trust, would provide the executive with the normal retirement benefit under the agreement.

Upon termination due to disability, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death. Under his employment agreement, Mr. Brady’s estate is entitled to receive the compensation due to him through the end of the month in which his death occurs.

Under the Bank’s Stock-Based Deferred Compensation Plan, if the executive dies before the end of the deferral period or after termination of employment but before the distribution of executive’s account balance, the executive’s designated beneficiary or estate will receive the benefits to which the executive was entitled.

Under their salary continuation agreements, if Mr. Brady or Mr. Rizzotte dies while in active service with the Bank, their designated beneficiaries are entitled to an annual benefit for a period of 15 years of $221,831 and $114,489, respectively. If the executive dies after payments under the agreement have commenced, their designated beneficiary will be entitled to the remaining payments. No benefit will be payable under the salary continuation agreements if any benefit is paid under the executives’ split dollar life insurance agreements.

Ocean City Home maintains split-dollar life insurance agreements with Messrs. Brady and Rizzotte. The agreements provide each executive’s beneficiary with a cash payment upon the death of the executive. The death benefit if the executive dies at age 60 or before is $2,283,747 for Mr. Brady and $1,178,662 for Mr. Rizzotte. The benefit decreases each year thereafter by $221,831 for Mr. Brady and $114,489 for Mr. Rizzotte. If the executive terminates employment prior to age 60 other than by reason of disability or following a change in control, the death benefit will be reduced proportionately by reference to the vested benefit under the executive’s salary continuation agreement.

Ocean City Home maintains a Director and Executive Life Insurance Plan that provides the named executive officers with death benefits for their designated beneficiaries. If the officer dies while actively employed by the Bank, the death benefit will be equal to three times the officer’s base annual salary (as defined in the plan), less any group term life insurance benefit. If the officer dies following termination of employment with the Bank where termination is due to disability, after early retirement age (as determined under the plan) or within two years of a change in control, the death benefit will be equal to two times the officer’s base annual salary upon termination of employment. Participation in the plan ceases immediately upon termination for cause (as defined in the plan), termination prior to early retirement for reasons other than disability or following a change in control or upon actively working for a new employer following termination due to disability.

Upon termination due to death, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death.

Payments Made Upon a Change in Control. Mr. Brady’s employment agreement provides that if during the two year period following a change in control (as defined in the agreement) Mr. Brady’s employment is terminated without cause or he voluntary terminates his employment for good reason, Mr. Brady will be entitled to a severance payment equal to 2.99 times the average of his annual compensation over the five calendar years preceding the change in control. For purposes of this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued on his behalf during the period. In addition, Mr. Brady also will be entitled to receive the contributions he would have received under our retirement programs for a period of 36 months, as well as health, life and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Mr. Brady’s employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from the Company and the Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

The Bank has entered into change in control agreements with Mr. Rizzotte and Ms. Davidson. The agreements were entered into effective December 21, 2004 and had an initial term of three years for Mr. Rizzotte and two years for Ms. Davidson. On each anniversary of the date of the agreement the board of directors may extend the agreement for an additional year, unless the executive requests that the term not be extended. As a result of the amendment of Ms. Davidson’s agreement and extensions approved by the board of directors, the change in control agreements currently have terms through December 21, 2010. The agreements provide that if, following a change in control, the executive’s employment is terminated without cause or the executive voluntary terminates employment for good reason, the executive will be entitled to a severance payment equal to three times the average of his annual compensation over the five calendar years preceding the change in control, plus coverage under the Bank’s health and welfare plans for thirty-six months. The terms “change in control” and “good reason” are defined in the change in control agreements. The change in control agreements provide that the total value of the benefits provided and payments made to an executive may not exceed his or her 280G Limit and that to avoid such a result the severance payment would be reduced.

Under their salary continuation agreements, Messrs. Brady and Rizzotte are entitled to an annual benefit for a period of 15 years of $221,831 and $114,489, respectively, following termination of employment before age 60 following a change in control. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the employee stock ownership plan and 401(k) plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. Mr. Brady is currently the only participant in the plan. The supplement benefit is equal to the benefit he would have received under our employee stock ownership plan, had he remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the employee stock ownership plan on his behalf. All benefits received under this plan count towards Mr. Brady’s 280G Limit.

Under the Bank’s Stock-Based Deferred Compensation Plan, in the event of a change in control (as defined in the plan), a participating executive may elect to change the form of distribution of benefits under the plan. A change in control will not change the amount or timing of benefits payable under the plan.

In the event of a change in control of Ocean Shore Holding or Ocean City Home, outstanding stock options granted pursuant to our 2005 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards Mr. Brady’s 280G Limit.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Ocean Shore Holding common stock during the year ended December 31, 2007.

Policies and Procedures for Approval of Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Ocean Shore Holding to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ocean City Home to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ocean City Home is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Ocean City Home to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. No director or executive officer of the Company had a loan amount under such a program at December 31, 2007.

Pursuant to the Company’s Audit/Compliance Committee Charter, the Audit/Compliance Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ocean Shore Holding’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND

STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 8, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from May 21, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days prior to the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made in writing to the Chairman of the Audit/Compliance Committee at Ocean Shore Holding Co. c/o Corporate Secretary, 1001 Asbury Avenue, Ocean City, New Jersey 08226 or by leaving a message at (609) 399-0012. Other communications to the Board of Directors may be made in writing to the Chairman of the Nominating/Corporate Governance Committee at Ocean Shore Holding Co. c/o Corporate Secretary, 1001 Asbury Avenue, Ocean City, New Jersey 08226 or by leaving a message at (609) 399-0012. Communications to individual directors may be made to such director in writing at Ocean Shore Holding Company, c/o Corporate Secretary, 1001 Asbury Avenue, Ocean City, New Jersey 08226 or by leaving a message for such director at (609) 399-0012.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Ocean Shore Holding common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 27, 2008. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on March 27, 2008 upon written request to Kim M. Davidson, Corporate Secretary, Ocean Shore Holding Co., 1001 Asbury Avenue, Ocean City, New Jersey 08226.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	OCEAN SHORE HOLDING CO.

ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON		For	Vote Withheld	For All Except

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony J. Rizzotte and Donald F. Morgenweck of Ocean Shore Holding Co., each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 21, 2008, at 8:30 a.m., local time, at The Flander’s Hotel located at 719 East 11th Street, Ocean City, New Jersey and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

	1. The election as directors of all nominees listed (except as marked to the contrary below). Sylva A. Bertini Christopher J. Ford John L. Van Duyne, Jr.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

		For	Against	Abstain
	2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the year ending December 31, 2008.	☐	☐	☐

The Board of Directors Recommends that you vote “FOR” both proposals.

	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above

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é    Detach above card, sign, date and mail in postage paid envelope provided.    é

OCEAN SHORE HOLDING CO.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 4, 2008 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

HAS YOUR ADDRESS CHANGED?

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	OCEAN CITY HOME BANK EMPLOYEE STOCK OWNERSHIP PLAN VOTING INSTRUCTION CARD

YOUR VOTING INSTRUCTIONS ARE SOLICITED ON	E S O P		For	Vote Withheld	For All Except

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes First Bankers Trust Services, Inc., as trustee of the Ocean City Home Bank Employee Stock Ownership Plan (“ESOP”) to vote all shares of Ocean Shore Holding Co. common stock allocated to the undersigned in the ESOP and to which the undersigned is entitled to instruct the ESOP trustee to vote only at the Annual Meeting of Stockholders, to be held on May 21, 2008, at 8:30 a.m., local time, at The Flander’s Hotel located at 719 East 11th Street, Ocean City, New Jersey and at any and all adjournments. The undersigned instructs the ESOP trustee to vote as follows:

		1. The election as directors of all nominees listed (except as marked to the contrary below). Sylva A. Bertini Christopher J. Ford John L. Van Duyne, Jr.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

			For	Against	Abstain
		2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the year ending December 31, 2008.	☐	☐	☐

The Board of Directors Recommends that you vote “FOR” both proposals.

Please be sure to sign and date this voting instruction card in the box below.	Date

Participant sign above

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é    Detach above card, sign, date and mail in postage paid envelope provided.    é

OCEAN SHORE HOLDING CO.

Please sign exactly as your name appears on this card.

The above signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 4, 2008 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN MAY 12, 2008.

HAS YOUR ADDRESS CHANGED?

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	OCEAN CITY HOME BANK SAVINGS AND INVESTMENT PLAN VOTING INSTRUCTION CARD

YOUR VOTING INSTRUCTIONS ARE SOLICITED ON	4 0 1 (K) P L A N		For	Vote Withheld	For All Except

BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Prudential Trust Company, as trustee of the Ocean City Home Bank Savings and Investment Plan (“401(K) Plan”), to vote all shares of Ocean Shore Holding Co. common stock credited to the undersigned in the 401(K) Plan and to which the undersigned is entitled to instruct the 401(K) Plan trustee to vote only at the Annual Meeting of Stockholders, to be held on May 21, 2008, at 8:30 a.m., local time, at The Flander’s Hotel located at 719 East 11th Street, Ocean City, New Jersey and at any and all adjournments. The undersigned instructs the 401(K) Plan trustee to vote as follows:

		1. The election as directors of all nominees listed (except as marked to the contrary below). Sylva A. Bertini Christopher J. Ford John L. Van Duyne, Jr.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

			For	Against	Abstain
		2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the year ending December 31, 2008.	☐	☐	☐

The Board of Directors Recommends that you vote “FOR” both proposals.

Please be sure to sign and date this voting instruction card in the box below.	Date

Participant sign above

+	+

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

OCEAN SHORE HOLDING CO.

Please sign exactly as your name appears on this card.

The above signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 4, 2008 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN MAY 12, 2008.

HAS YOUR ADDRESS CHANGED?

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